UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 27, 2015

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Stockholder Approval of Amendment and Restatement of Polycom’s 2011 Equity Incentive Plan

At the Annual Meeting of Stockholders of Polycom, Inc. (“Polycom” or “the Company”) held on May 27, 2015 (the “Annual Meeting”), the stockholders of Polycom voted on and approved an amendment and restatement of Polycom’s 2011 Equity Incentive Plan (the “2011 Plan”) primarily to (1) add 5,600,000 shares to the total number of shares of common stock reserved for issuance under the plan, (2) provide additional flexibility to set the length of performance periods up to four years, (3) provide for aggregate grant date fair value limits applicable to all awards that may be granted to a participant in any fiscal year, rather than a limit to the number of shares subject to awards based on award types, and (4) make other clarifying changes. The terms and conditions of the 2011 Plan are described in Polycom’s Proxy Statement dated April 15, 2015 (the “Proxy Statement”). The 2011 Plan is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, the Board of Directors of the Company approved an amendment on March 2, 2015 to Section 3.2 of the Bylaws of the Company to reduce the size of the Board of Directors from eight to seven members, to be effective immediately prior to the Annual Meeting. A copy of the Amended and Restated Bylaws of Polycom, Inc. is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 above is hereby incorporated by reference. At the Annual Meeting, proxies representing 125,361,705 shares of common stock, or approximately 93% of the total eligible voting shares, were present and voted on the four proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

The table below presents the voting results of the election of seven directors to Polycom’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Peter A. Leav	115,312,041	747,571	26,517	9,275,576
Betsy S. Atkins	110,427,477	5,613,759	44,893	9,275,576
Martha H. Bejar	115,556,061	486,377	43,691	9,275,576
Robert J. Frankenberg	106,827,752	9,212,714	45,663	9,275,576
John A. Kelley, Jr.	114,959,664	1,081,786	44,679	9,275,576
D. Scott Mercer	115,407,451	634,909	43,769	9,275,576
Kevin T. Parker	115,583,925	458,339	43,865	9,275,576

Proposal Two – Approval of Amendment and Restatement of Polycom’s 2011 Equity Incentive Plan

Polycom’s stockholders approved the amendment and restatement of Polycom’s 2011 Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,438,703	11,621,684	25,742	9,275,576

Proposal Three – Advisory Vote on Executive Compensation

Polycom’s stockholders approved, by a non-binding advisory vote, Polycom’s executive compensation by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,971,730	1,949,020	1,165,379	9,275,576

Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm

Polycom’s stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,364,268	968,516	28,921	—

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Polycom, Inc., as amended effective May 27, 2015.

10.1	Polycom, Inc. 2011 Equity Incentive Plan, as amended and restated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer, Executive Vice President of Corporate Development and Secretary

Date: June 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Polycom, Inc., as amended effective May 27, 2015.

10.1	Polycom, Inc. 2011 Equity Incentive Plan, as amended and restated May 27, 2015.